Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that it knows or has reason to believe that such information is inaccurate.

Date: January 31, 2023

OBS FAMILY, LLC

By: /s/ B. Scott Smith

Name: B. Scott Smith

Title: Manager

By: /s/ David Bruton Smith

Name: David Bruton Smith

Title: Manager

By: /s/ Marcus G. Smith

Name: Marcus G. Smith

Title: Manager

SONIC FINANCIAL CORPORATION

By: /s/ William R. Brooks

Name: William R. Brooks

Title: Vice President and Chief Financial Officer

/s/ B. SCOTT SMITH

B. SCOTT SMITH

/s/ DAVID BRUTON SMITH

DAVID BRUTON SMITH

/s/ MARCUS G. SMITH

MARCUS G. SMITH